AGREEMENT TO EXCHANGE AND CONSENT

This Agreement to Exchange and Consent (the “Agreement”), dated as of May 1, 2007, is entered into by and among Novelos Therapeutics, Inc., a Delaware corporation (the “Company”), and each of the signatories hereto (collectively, the “Series A Investors”).

WHEREAS, each of the Series A Investors is the holder of shares of Series A 8% Cumulative Convertible Preferred Stock, $.00001 par value per share (the “Series A Preferred Stock”) and warrants to purchase (“Series A Warrants”) shares of its common stock, $.00001 par value per share (the “Common Stock”), acquired pursuant to a Subscription Agreement dated September 30, 2005 or October 3, 2005 (the “Subscription Agreement”);

WHEREAS, the Subscription Agreement requires the Company to file a Registration Statement with the SEC to register 175% of the shares of common stock issuable upon conversion of the Series A Preferred Stock and 100% of the shares of common stock issuable upon exercise of the Series A Warrants (the “Registrable Securities”) and Section 11.1(iv) of the Subscription Agreement provides that the Registrable Securities shall be reserved and set aside exclusively for the benefit of the Series A Investors and not issued, employed or reserved for anyone other than the Series A Investors;

WHEREAS, the Series A Preferred Stock’s Certificate of Designations (“Certificate of Designations”) contains certain prohibitions on amendments to the Company’s Certificate of Incorporation which would change the relative seniority rights of the Series A Preferred Stock or create a series of capital stock entitled to seniority as to the payment of dividends or liquidation preference in relation to the Series A Preferred Stock;

WHEREAS, the Company expects to issue and sell shares of a new series of its Preferred Stock (“Series B Preferred Stock”) and warrants to purchase Common Stock to one or more accredited investors (the “Series B Investors”) in a transaction, and as a condition to such transaction the Series B Investors require this Agreement;

 NOW, THEREFORE, in consideration of the promises referred to below, each of the undersigned Series A Investors, hereby agree with the Company, as follows:

1. Each of the Series A Investors hereby consents to the issuance of the Series B Preferred Stock and the filing of the Series B Certificate of Designations, substantially in the form attached hereto as Exhibit A, setting forth the relative rights, privileges and preferences of the Series B Preferred Stock.

2. Each of the Series A Investors hereby agrees to exchange all shares of Series A Preferred Stock owned by such Series A Investor for the number of shares of Series C Preferred Stock set forth on Schedule I hereto having the relative rights, privileges and preferences set forth in the Series C Certificate of Designations (the “Exchange”), in the form attached hereto as Exhibit B (the “Series C Certificate of Designations”).

3. Each of the Series A Investors hereby waives its rights to have the full amount of the Registrable Securities reserved in the Registration Statement exclusively for each Series A Investor’s benefit as required by Section 11.1(iv) of the Subscription Agreement, and each Series A Investors agrees that after the issuance and sale of the Series B Preferred Stock, 2,696,283 shares of Common Stock issuable upon conversion of the Series C Preferred Stock and 969,696 shares of Common Stock issuable upon exercise of the Series A Warrants will be reserved in the Registration Statement exclusively for each Series A Investor’s benefit.

4. As consideration for the consent of the Series A Investors pursuant to Section 1 hereof, the Exchange pursuant to Section 2, and the waiver of the Series A Investors pursuant to Section 3 the Company agrees to issue warrants to purchase an aggregate of 1,333,333 shares of Common Stock at an exercise price per share of $1.25, such warrants to be substantially in the form attached hereto as Exhibit C (the “Warrants”) and $40,000 as an allowance to defray costs and expenses associated with the execution and delivery of this Agreement (the “Allowance”). The allocation of Warrants and the Allowance among the undersigned Series A Investors will be as set forth on Schedule I attached hereto. In addition, at the time of the Exchange each Series A Investor shall receive in cash the dividend accrued on each share of Series A Preferred Stock from April 1, 2007 through the day immediately preceding the date of the Exchange.

5. The Company represents and warrants to and agrees with each Series A Investor that:

(a) After the Exchange, the holding period of the Series C Preferred Stock, the Common Stock issuable upon conversion of the Series C Preferred Stock (the “Conversion Shares”) and the Series A Warrants for purposes of Rule 144 under the Securities Act of 1933 (the “1933 Act”) shall have commenced on the same date as the holding period of the Series A Preferred Stock.

(b) The Registration Statement filed with the SEC under Registration Nos.: 333-133043 and 333-129744, as amended, will be supplemented (the “Supplement”) by the Company on or prior to the 4th business day following the Exchange, to reflect the transactions described in this Agreement, the issuance of the Series B Preferred Stock and all other matters so that upon the filing of the Supplement with the SEC, the Registration Statement will be current and effective with regard to the public resale of the Registrable Securities, which term excludes the Warrants or the shares of Common Stock issuable upon exercise of the Warrants (the “Warrant Shares”).

(c) This Agreement, the Warrants and any other agreements delivered together with this Agreement (collectively, “Exchange Documents”) and the Series C Certificate of Designations have been duly authorized, executed and delivered by the Company and the Exchange Documents are valid and binding agreements enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights generally, principles of equity and principles of public policy. The Company has full corporate power and authority necessary to enter into and deliver the Exchange Documents and the Series C Certificate of Designations and to perform its obligations thereunder.

(d) No consent, approval, authorization or order of any court or governmental authority having jurisdiction over the Company nor the Company's shareholders is required for the execution by the Company of the Exchange Documents and Series C Certificate of Designations and compliance and performance by the Company of its obligations under the Exchange Documents, including, without limitation, the issuance of the Series C Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares (the Series C Preferred Stock, the Conversion Shares, the Warrants and the Warrant Shares are collectively referred to herein as the “Securities”).

(e) Assuming the representations and warranties of the Series A Investors in Section 6 are true and correct, neither the issuance of the Securities nor the performance of the Company's obligations under this Agreement and the other Exchange Documents by the Company will:

(i) violate, conflict with, result in a breach of, or constitute a default of a material nature under (A) the certificate of incorporation or bylaws of the Company, (B) to the Company's knowledge, any decree, judgment, order, law, treaty, rule or regulation applicable to the Company of any court or governmental authority having jurisdiction over the Company or over the properties or assets of the Company, (C) the terms of any bond, debenture, note or any other evidence of indebtedness for borrowed money, or any material agreement, stock option or other similar plan, indenture, lease, mortgage, deed of trust or other instrument to which the Company is a party, or by which it is bound, or to which any of the material properties of the Company is subject; or

(ii) result in the creation or imposition of any lien, charge or encumbrance upon the Securities or any of the assets of the Company; or

(iii) result in the activation of any anti-dilution rights or a reset or repricing of any debt or security instrument of any other creditor or equity holder of the Company, nor result in the acceleration of the due date of any obligation of the Company.

(f) Upon issuance, the Series C Preferred Stock, the Conversion Shares and the Warrant Shares:

(i) are, or will be, free and clear of any security interests, liens, claims or other encumbrances, subject to restrictions upon transfer under the 1933 Act and any applicable state securities laws;

(ii) have been, or will be, duly and validly authorized and on the date of issuance of the Conversion Shares and issuance of the Warrant Shares upon exercise of the Warrants will be duly and validly issued, fully paid and nonassessable;

(iii) will not have been issued or sold in violation of any preemptive or other similar rights of the holders of any securities of the Company; and

(iv) will not result in a violation of Section 5 under the 1933 Act.

(g) Upon the issuance and sale of the Series B Preferred Stock the exercise price of the Series A Warrants shall be adjusted to $1.00 per share.

(h) The Company will not reissue any shares of Series B Preferred Stock after such shares of Series B Preferred Stock have been converted or redeemed.

6. Each Series A Investor hereby represents and warrants to and agrees with the Company only as to each Series A Investor that:

(a) The Series A Investor is, and will be at the time of the Exchange and exercise of the Warrants, an "accredited investor", as such term is defined in Regulation D promulgated by the SEC under the 1933 Act, is experienced in investments and business matters, has made investments of a speculative nature and has purchased securities of United States publicly-owned companies in private placements in the past and, with its representatives, has such knowledge and experience in financial, tax and other business matters as to enable the Series A Investor to utilize the information made available by the Company to evaluate the merits and risks of and to make an informed investment decision with respect to the proposed transaction, which represents a speculative investment.

(b) The Series A Investor owns the Series A Preferred Stock free and clear of any liens and encumbrances of third parties.

(c) The Series A Investor understands and agrees that the shares of Series C Preferred Stock, the Warrants and Warrant Shares have not been registered under the 1933 Act or any applicable state securities laws, by reason of their issuance in a transaction that does not require registration under the 1933 Act (based in part on the accuracy of the representations and warranties of Series A Investors contained herein), and that such Securities must be held indefinitely unless a subsequent disposition is registered under the 1933 Act or any applicable state securities laws or is exempt from such registration.

(d) The shares of Series C Preferred Stock, the Warrants and the Warrant Shares shall bear the following or similar legend:

“THE SECURITIES REPRESENTED HEREBY MAY NOT BE TRANSFERRED UNLESS (I) SUCH SECURITIES HAVE BEEN REGISTERED FOR SALE PURSUANT TO THE SECURITIES ACT OF 1933, AS AMENDED, OR (II) THE COMPANY HAS RECEIVED AN OPINION OF COUNSEL SATISFACTORY TO IT THAT SUCH TRANSFER MAY LAWFULLY BE MADE WITHOUT REGISTRATION UNDER THE SECURITIES ACT OF 1933 OR QUALIFICATION UNDER APPLICABLE STATE SECURITIES LAWS.”

7. This Agreement shall be effective immediately. The Company shall deliver the consideration described in Section 4 concurrently with the filing of the Series C Certificate of Designations. Immediately upon the filing of the Series C Certificate of Designations (with no further action required by the Company or the Series A Investors), each share of Series A Preferred Stock will automatically convert into 1/12 of a share of Series C Preferred Stock. Following the Exchange, at the request of any Series A Investor, the Company will issue new Series C Preferred Stock certificates in replacement of the existing Series A Preferred Stock certificates. If for any reason the Series C Certificate of Designations is not filed on or before May 30, 2007, this Agreement shall terminate and the transactions contemplated hereby will be deemed for all purposes to have been abandoned.

8. Upon the Exchange, the Company will deliver an opinion of counsel to the Company with regard to the matters set forth in Section 5(a), in a form satisfactory to the Series A Investors.

9. This Agreement shall be governed by and construed in accordance with the laws of the State of New York without regard to conflicts of laws principles that would result in the application of the substantive laws of another jurisdiction. Any action brought by either party against the other concerning the transactions contemplated by this Agreement shall be brought only in the civil or state courts of New York or in the federal courts located in New York County. THE PARTIES AND THE INDIVIDUALS EXECUTING THIS AGREEMENT AND OTHER AGREEMENTS REFERRED TO HEREIN OR DELIVERED IN CONNECTION HEREWITH ON BEHALF OF THE COMPANY AGREE TO SUBMIT TO THE JURISDICTION OF SUCH COURTS AND WAIVE TRIAL BY JURY. The prevailing party shall be entitled to recover from the other party its reasonable attorney's fees and costs. In the event that any provision of this Agreement or any other agreement delivered in connection herewith is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of any agreement.

10. The following sections of the Subscription Agreement are hereby incorporated by reference for the benefit of the holders of Series C Preferred Stock, except to the extent the same are modified pursuant to this Agreement and the Series C Certificate of Designations: Section 6, Section 7.1, Section 7.2, Section 7.7, Sections 9(a), (b), (d), (g)-(m), (p) and (s), Section 10, Section 11, Sections 12(b)-(e) and Section 13(f).

11. The Series A Investors hereby expressly agree that upon the Exchange, the Series A Investors will no longer have the right to nominate one person to the Company’s board of directors.

12. Unless otherwise provided, any notice required or permitted under this Agreement shall be given in writing and shall be deemed effectively given as hereinafter described (i) if given by personal delivery, then such notice shall be deemed given upon such delivery, (ii) if given by telex or telecopier, then such notice shall be deemed given upon receipt of confirmation of complete transmittal, (iii) if given by mail, then such notice shall be deemed given upon the earlier of (A) receipt of such notice by the recipient or (B) three (3) Business Days after such notice is deposited in first class mail, postage prepaid, and (iv) if given by a nationally recognized overnight air courier, then such notice shall be deemed given one (1) Business Day after delivery to such carrier. All notices shall be addressed to the party to be notified at the address as follows, or at such other address as such party may designate by ten (10) days’ advance written notice to the other party:

If to the Company:

Novelos Therapeutics, Inc.
One Gateway Center, Suite 504
Newton, MA 02458
Attention: Chief Executive Officer
Fax: (617) 964-6331

With a copy to:

Foley Hoag LLP
Seaport World Trade Center West
155 Seaport Boulevard
Boston, MA 02210
Attn: Paul Bork
Fax: (617) 832-7000

If to any of the Series A Investors:

to the addresses set forth on Schedule I affixed hereto.

With a copy to:

Grushko & Mittman, P.C.
551 Fifth Avenue, Suite 1601
New York, NY 10176
Attn: Edward Grushko, Esq.
Fax: (212) 697-3575

13. This Agreement may be executed in any number of counterparts, each such counterpart shall be deemed to be an original instrument, and all such counterparts together shall constitute but one agreement. Facsimile transmission of execution copies or signature pages for this Waiver shall be legal, valid and binding execution and delivery for all purposes.

IN WITNESS WHEREOF, the undersigned have executed this Agreement as of the date first written above.

NOVELOS THERAPEUTICS, INC.		LONGVIEW FUND, LP
By:	/s/ Harry S. Palmin	By:	/s/ S. Michael Rudolph
	Name: Harry S. Palmin		Name: S. Michael Rudolph
	Title: President and CEO		Title: CFO - Investment Advisor

SUNRISE EQUITY PARTNERS, LP		LONGVIEW EQUITY FUND, LP
By:	/s/ Marilyn S. Adler	By:	/s/ S. Michael Rudolph
	Name: Marilyn S. Adler		Name: S. Michael Rudolph
	Title: Manager, Level Counter, LLC the General Partner of Sunrise Equity Partners, LP		Title: CFO - Investment Advisor

LONGVIEW INTERNATIONAL EQUITY FUND, LP

By:	/s/ S. Michael Rudolph
Name: S. Michael Rudolph
Title: CFO - Investment Advisor

[SIGNATURE PAGE MAY BE EXECUTED IN COUNTERPARTS]

Schedule I
Allocation of Warrants, Allowance and Shares of Series C Preferred Stock

Series A Investors	Address	Warrants	Allowance	Shares of Series C Preferred Stock
Longview Fund, L.P	600 Montgomery Street 44th Floor San Francisco, CA 94111	833,334	$ 26,667.00	170
Longview Equity Fund, L.P.	600 Montgomery Street 44th Floor San Francisco, CA 94111	270,833	8,667.00	55.25
Longview International Equity Fund, L.P.	600 Montgomery Street 44th Floor San Francisco, CA 94111	145,833	4,666.00	29.75
Sunrise Equity Partners, L.P.	641 Lexington Avenue 25th Floor New York, NY 10022	83,333	-	17

Total		1,333,333	$ 40,000.00	272

Exhibit A

Series B Certificate of Designations
[See Exhibit 3.2 to this filing]

Exhibit B

Series C Certificate of Designations
[See Exhibit 3.3 to this filing]

Exhibit C

Form of Warrant
[See Exhibit 4.2 to this filing]